CMA Multi-State Municipal Series Trust
Series Number: 4
File Number: 811-5011
CIK Number: 810598
CMA California Municipal Money Fund
For the Period Ending: 09/30/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the six months ended September 30, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/22/2003	$5,300	California Housing Finance Agency	1.28%	02/01/2032
04/25/2003	6,000	California Housing Finance Agency	1.32	02/01/2033
05/12/2003	11,900	California Housing Finance Agency	1.19	02/01/2026
05/13/2003	11,000	California Housing Finance Agency	1.17	02/01/2035
06/10/2003	1,100	California Housing Finance Agency	1.05	02/01/2026
06/13/2003	21,135	California Housing Finance Agency	1.08	02/01/2026
06/24/2003	3,100	California Housing Finance Agency	0.96	02/01/2032
06/30/2003	5,600	California Housing Finance Agency	0.97	02/01/2033
06/30/2003	13,400	California Housing Finance Agency	1.01	02/01/2032
06/30/2003	22,000	California Housing Finance Agency	0.97	02/01/2033
07/03/2003	22,200	California Housing Finance Agency	0.65	02/01/2026
07/16/2003	2,100	California Housing Finance Agency	0.80	02/01/2026
07/16/2003	32,335	California Housing Finance Agency	0.80	02/01/2035
07/30/2003	28,070	California Housing Finance Agency	0.94	02/01/2026
08/18/2003	6,700	California Housing Finance Agency	0.79	02/01/2026
08/18/2003	18,500	California Housing Finance Agency	0.79	02/01/2035
09/05/2003	8,100	California Housing Finance Agency	0.73	08/01/2032
09/05/2003	8,020	California Housing Finance Agency	0.73	02/01/2033
09/12/2003	12,000	California Housing Finance Agency	0.86	08/01/2032
09/16/2003	7,100	California Housing Finance Agency	0.93	02/01/2026
09/17/2003	10,000	California Housing Finance Agency	0.94	02/01/2026
09/23/2003	30,000	California Housing Finance Agency	0.99	02/01/2033
09/23/2003	16,730	California Housing Finance Agency	1.02	02/01/2026
09/26/2003	28,000	California Housing Finance Agency	1.11	02/01/2033